Exhibit 99.1

AEO Inc. Reports Second Quarter Fiscal 2026 Results

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Record revenue increases to $1.4 billion with total comparable sales up 6%
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Aerie and OFFLINE total revenue grew 25% – including 19% comparable sales growth
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Updates fiscal 2026 operating income guidance in the range of $540 to $550 million, inclusive of net tariff refund benefit

September 9, 2026 – PITTSBURGH – (BUSINESS WIRE) – American Eagle Outfitters, Inc. (NYSE: AEO) today announced financial results for the second quarter ended August 1, 2026.

“The second quarter reflects the value of our AEO Inc. portfolio, led by the broad-based momentum of Aerie and OFFLINE, alongside encouraging progress at American Eagle. We continue to expand Aerie's reach and deepen brand awareness, leveraging authentic connections to attract new customers and fuel engagement. AE saw sequential improvement from the first quarter, including the fourth consecutive quarter of growth in men’s, and we remain focused on opportunities to drive greater consistency in the women’s business,” commented Jay Schottenstein, Executive Chairman of the Board and Chief Executive Officer - AEO Inc.

“Looking ahead to the second half, we are committed to building on the continued momentum in Aerie and OFFLINE, accelerating improvement at American Eagle, and unlocking greater consistency and profitability across the business,” he concluded.

Second Quarter 2026 Results:

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Total net revenue of $1.38 billion increased 8% to last year. Total comparable sales increased 6%.
•
Aerie comparable sales grew 19%. American Eagle comparable sales decreased 1%.
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Gross profit of $672 million rose 34% from $500 million last year and gross margin of 48.7% expanded 980 basis points.
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Included in gross profit this quarter is a net benefit of $179 million related to tariff refunds, which drove 1300 basis points of the gross margin expansion.
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Merchandise margins deleveraged 330 basis points, with margin rate improvement in Aerie offset by American Eagle.
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Selling, general and administrative (SG&A) expenses of $408 million increased 19% and 290 basis points to a rate of 29.6%.

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Included in SG&A this quarter is $18 million, or 130 basis points, of tariff refund related incentive compensation expense, partially offset by tariff refunds received.
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The remaining increase was primarily driven by planned investments in advertising.
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Operating profit was $211 million compared to $103 million last year. Operating margin of 15.3% compared to 8.0% last year.
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Included in operating profit this quarter is a net benefit of $161 million related to tariff refunds, which drove 1170 basis points of the operating margin expansion.
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Other income of $14 million included a $12 million gain on equity method investments.
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Interest expense of $47 million increased due to an agreement related to the sale of certain tariff refund claims.
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Diluted earnings per share of $0.79 compared to $0.45 last year. Average diluted shares outstanding were 170 million.

Inventory

Consolidated inventory at cost was up 14%, with units up 9%. The increase in cost includes the impact of incremental tariffs this year. Unit inventory plans will continue to be rebalanced between brands and categories for the remainder of the year.

Tariff Refunds

During the second quarter, the company received International Emergency Economic Powers Act (IEEPA) tariff refunds of $196 million, including interest. These tariff refunds benefitted the company’s second quarter 2026 results. Accordingly, the company accrued incremental incentive compensation of $35 million in the quarter, which impacted both gross profit and SG&A expenses. The net operating income benefit of tariff refunds was $161 million for the second quarter 2026. The company has received substantially all of the tariff refunds for which it submitted refund claims. Additionally, during the second quarter, the company recorded interest expense of $45 million related to an agreement with a third-party buyer for the sale of certain tariff refund claims entered into during the prior fiscal year.

Shareholder Returns

During the second quarter, the company returned $21 million to shareholders via a quarterly cash dividend of $0.125 per share, paid to shareholders of record as of July 10, 2026.

Capital Expenditures

Capital expenditures totaled $66 million in the second quarter. The company expects 2026 capital expenditures to be in the range of $250 to $260 million.

Outlook

All guidance is based on estimates and includes the impact of IEEPA tariff refunds.

	Third Quarter 2026 Outlook	Fiscal Year 2026 Outlook
Comparable Sales	+Mid-to-High Single Digits	+Mid Single Digits
Gross Margin	Flat YoY	Up YoY
SG&A	+High-Single Digits	+Low-Double Digits
Depreciation and Amortization	$55 M	Approximately $215 M
Operating Income	$110 M to $115 M	$540 M to $550 M
Weighted Average Share Count	Low 170 millions	Low 170 millions

Webcast and Supplemental Financial Information

Management will host a conference call today at 4:30 p.m. Eastern Time. To access the live webcast and audio replay, please click here. Additionally, a financial results presentation is posted in the Investor Relations section on AEO’s website, www.aeo-inc.com.

About American Eagle Outfitters, Inc.

American Eagle Outfitters, Inc. (NYSE: AEO) is a leading global specialty retailer with a portfolio of beloved apparel brands including American Eagle, Aerie, OFFL/NE by Aerie, Todd Snyder and Unsubscribed. Rooted in optimism, inclusivity and authenticity, AEO’s brands empower every customer to celebrate their unique personal style by offering casual, comfortable, timeless outfitting and high-quality products that are made to last.

AEO Inc. operates stores in the United States, Canada and Mexico, with merchandise available in more than 30 countries through a global network of license partners. Additionally, the company operates a robust e-commerce business across its brands. For more information, visit aeo-inc.com.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release and related statements by management contain “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995), which represent management’s views, expectations, beliefs, assumptions and estimates concerning future events, including, without limitation, expected results for the third quarter and full-year fiscal 2026. All statements other than statements of historical facts contained in this release and related statements by management are forward-looking statements. Words such as "anticipate," "believe," "contemplate," "continue," "could," "estimate," "expect," "intend," "may", "outlook", "plan," "potential," "project," "should," "target," "will," or "would" or the negative of these terms or other similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. All forward-looking statements made by the company are inherently uncertain because they are based on assumptions and expectations concerning future events and are subject to change based on many important factors, some of which may be beyond the company’s control. You are cautioned to not unduly rely upon these statements. Any forward-looking statement speaks only as of the date on which such statement is made, and except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise. Because these forward-looking statements involve known and unknown risks and uncertainties, the following important factors, in addition to the risks disclosed in Item 1A., Risk Factors, of our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 and in any other filings that we have made or may in the future make with the Securities and Exchange Commission, in some cases have affected, and in the future could affect, the company's financial performance and could cause actual results to differ materially from those expressed or implied in any of the forward-looking statements included in this release or otherwise made by management: the risk that the company’s operating, financial and capital plans may not be achieved; our inability to anticipate fluctuations in customer demand and respond to changing consumer preferences and fashion trends and to manage our inventory commensurately; the seasonality of our business; our inability to achieve planned store financial performance and gain market share in the face of declining shopping center traffic or attract customers to our stores; our inability to react to raw material cost, labor and energy cost increases; our inability to respond to changes in e-commerce and leverage omni-channel capabilities; our inability to execute on our key business priorities; our inability to expand internationally; difficulty with our international merchandise sourcing strategies; the impact that foreign trade issues, including import tariffs and other trade restrictions imposed by the U.S., China or other countries have had, and may continue to have, on our product costs, as well as continued uncertainty with respect to tariffs and other trade restrictions, the possibility that product costs may be affected by other foreign trade issues, such as the availability of further tariff refunds, currency exchange rate fluctuations, increasing prices for raw materials, supply chain issues, the potential for a trade war, political instability or other reasons; challenges with information technology systems, including safeguarding against security breaches; changes to U.S. or other countries' trade policies and tariff and import/export regulations, and global economic, public health, social, political and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, which could have a material adverse effect on our business, results of operations and liquidity. In addition, we operate in a highly competitive and rapidly changing environment; therefore, new risk factors can arise, and it is not possible for management to predict all such risk factors, nor to assess the impact of all such risk factors on our business or the extent to which any individual risk factor, or combination of risk factors, may cause results to differ materially from those contained in any forward-looking statement.

The use of the “company,” “AEO,” “we,” "us," and “our” in this release refers to American Eagle Outfitters, Inc.

CONTACT

Corporate Communications & Investor Relations
412-432-3300
LineMedia@ae.com

AMERICAN EAGLE OUTFITTERS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)	August 1, 2026	August 2, 2025
Assets
Current assets:
Cash and cash equivalents	$147,954	$126,780
Merchandise inventory	817,910	718,337
Accounts receivable, net	245,231	237,355
Prepaid expenses	103,331	167,295
Other current assets	22,257	21,335
Total current assets	1,336,683	1,271,102
Operating lease right-of-use assets	1,646,845	1,604,457
Property and equipment, at cost, net of accumulated depreciation	814,979	773,872
Goodwill, net	225,181	225,231
Non-current deferred income taxes	93,664	48,322
Intangible assets, net	35,974	40,674
Other assets	125,495	97,374
Total assets	$4,278,821	$4,061,032
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$253,663	$247,578
Current portion of operating lease liabilities	309,108	321,334
Accrued compensation and payroll taxes	94,629	49,534
Unredeemed gift cards and gift certificates	62,837	57,376
Accrued income and other taxes	29,084	30,631
Other current liabilities and accrued expenses	90,067	76,932
Total current liabilities	839,388	783,385
Non-current liabilities:
Non-current operating lease liabilities	1,556,639	1,473,119
Long-term debt, net	55,000	203,000
Other non-current liabilities	65,479	56,918
Total non-current liabilities	1,677,118	1,733,037
Stockholders’ equity:
Preferred stock	—	—
Common stock	2,496	2,496
Contributed capital	360,833	369,478
Accumulated other comprehensive loss	(16,357)	(34,646)
Retained earnings	2,678,371	2,416,980
Treasury stock	(1,261,525)	(1,213,046)
Total AEO stockholders' equity	1,763,818	1,541,262
Non-controlling interests	(1,503)	3,348
Total stockholders’ equity	$1,762,315	$1,544,610
Total liabilities and stockholders’ equity	$4,278,821	$4,061,032

Current Ratio	1.59	1.62

AMERICAN EAGLE OUTFITTERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; Dollars and shares in thousands, except per share amounts)
	13 weeks ended
	August 1, 2026		August 2, 2025
	(In thousands)	(Percentage of revenue)	(In thousands)	(Percentage of revenue)
Total net revenue	$1,380,375	100.0%	$1,283,675	100.0%
Cost of sales, including certain buying, occupancy and warehouse expenses	708,311	51.3	783,713	61.1
Gross profit	672,064	48.7	499,962	38.9
Selling, general and administrative expenses	408,354	29.6	342,211	26.7
Depreciation and amortization expense	52,305	3.8	54,666	4.2
Operating income	$211,405	15.3	$103,085	8.0
Interest expense, net	47,125	3.4	1,919	0.1
Other (income) loss, net	(13,771)	(1.0)	648	0.1
Income before income taxes	$178,051	12.9	$100,518	7.8
Provision for income taxes	44,366	3.2	23,705	1.8
Net income	$133,685	9.7	$76,813	6.0
Net loss attributable to non-controlling interests	399	0.0	820	0.0
Net income attributable to AEO	$134,084	9.7%	$77,633	6.0%

Basic net income per common share attributable to AEO	$0.80		$0.45
Diluted net income per common share attributable to AEO	$0.79		$0.45

Weighted average common shares outstanding - basic	167,059		170,756
Weighted average common shares outstanding - diluted	170,180		171,659

AMERICAN EAGLE OUTFITTERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; Dollars and shares in thousands, except per share amounts)
	26 weeks ended
	August 1, 2026		August 2, 2025
	(In thousands)	(Percentage of revenue)	(In thousands)	(Percentage of revenue)
Total net revenue	$2,575,660	100.0%	$2,373,275	100.0%
Cost of sales, including certain buying, occupancy and warehouse expenses	1,447,425	56.2	1,550,892	65.3
Gross profit	1,128,235	43.8	822,383	34.7
Selling, general and administrative expenses	784,846	30.5	680,998	28.7
Impairment and restructuring charges	—	0.0	17,119	0.7
Depreciation and amortization expense	103,760	4.0	106,363	4.5
Operating income	$239,629	9.3	$17,903	0.8
Interest expense, net	54,978	2.1	1,700	0.1
Other (income) loss, net	(20,993)	(0.8)	816	(0.0)
Income before income taxes	$205,644	8.0	$15,387	0.7
Provision for income taxes	49,024	1.9	3,992	0.2
Net income	$156,620	6.1	$11,395	0.5
Net loss attributable to non-controlling interests	987	0.0	1,339	0.0
Net income attributable to AEO	$157,607	6.1%	$12,734	0.5%

Basic net income per common share attributable to AEO	$0.94		$0.07
Diluted net income per common share attributable to AEO	$0.92		$0.07

Weighted average common shares outstanding - basic	167,447		175,156
Weighted average common shares outstanding - diluted	171,277		176,482

AMERICAN EAGLE OUTFITTERS, INC.
NET REVENUE BY SEGMENT
(Unaudited; Dollars in thousands)
	13 weeks ended		26 weeks ended
	August 1, 2026	August 2, 2025	August 1, 2026	August 2, 2025
Net Revenue:
American Eagle	$805,883	$800,406	$1,484,359	$1,494,271
Aerie	535,822	429,084	1,016,648	788,872
Other	38,670	61,523	74,653	105,494
Intersegment Elimination	—	(7,338)	—	(15,362)
Total Net Revenue	$1,380,375	$1,283,675	$2,575,660	$2,373,275

AMERICAN EAGLE OUTFITTERS, INC.
STORE INFORMATION
(Unaudited)
	13 weeks ended	26 weeks ended
	August 1, 2026	August 1, 2026
Consolidated stores at beginning of period	1,170	1,168
Consolidated stores opened during the period
AE Brand (1)	—	3
Aerie (incl. OFFL/NE) (2)	2	5
Consolidated stores closed during the period
AE Brand (1)	(2)	(6)
Aerie (incl. OFFL/NE) (2)	(2)	(2)
Unsubscribed	(1)	(1)
Total consolidated stores at end of period	1,167	1,167

Stores by Brand
AE Brand (1)	802
Aerie (incl. OFFL/NE) (2)	335
Todd Snyder	23
Unsubscribed	7
Total consolidated stores at end of period	1,167

Total gross square footage at end of period (in '000)	7,260

International license locations at end of period (3)	376

(1) AE Brand includes AE stand alone locations, AE/Aerie side-by side locations, AE/OFFL/NE side-by-side locations, and AE/Aerie/OFFL/NE side-by-side locations.
(2) Aerie (incl. OFFL/NE) includes Aerie stand alone locations, OFFL/NE stand alone locations, and Aerie/OFFL/NE side-by-side locations.
(3) International license locations (retail stores and concessions) are not included in the consolidated store data or the total gross square footage calculation.